Information Regarding Joint Filers

Designated Filer of Form 4:                 Joseph Edelman

Date of Earliest Transaction Required to be Reported:          July 2, 2008

Issuer Name and Ticker Symbol:      OPTIMER PHARMACEUTICALS, INC. (OPTR)

Names:     Perceptive Life Science Master Fund Ltd., Perceptive Advisors LLC

Address:   Perceptive Advisors LLC
           499 Park Avenue, 25th Floor
           New York, NY 10022


Signatures:

The undersigned, Perceptive Life Science Master Fund Ltd. and Perceptive Advisors LLC are jointly filing the attached Statement of Changes in Beneficial Ownership of Securities on Form 4 with Joseph Edelman with respect to the beneficial ownership of securities of Optimer Pharmaceuticals Co.


PERCEPTIVE LIFE SCIENCE MASTER FUND LTD.

By: Perceptive Advisors LLC, its investment manager


By:
         -------------------------------------
         Joseph Edelman, managing member




PERCEPTIVE ADVISORS LLC

By:
      ---------------------------------------
      Joseph Edelman, managing member